UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 29, 2013

RACKWISE, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-1763172	26-3439890
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2365 Iron Point Road, Suite 190 Folsom, CA 95630

(Address of principal executive offices, including zip code)

(916) 984-6000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.02 Departure of Directors or Certain Officers; Election of Directors, Appointment of Certain Officers

Effective May 29, 2013 William Andrew resigned as one of our directors. His resignation was not the result of any disagreement with us relating to our operations, policies or procedures.

Item 8.01 Other Events

Effective May 29, 2013 we held a board meeting at which a quorum was present and a reverse stock split (the “Reverse Split”) was authorized and approved. We expect that the Reverse Stock Split will (i) increase the marketability and liquidity of our common stock; (ii) address the reluctance of brokerage firms and institutional investors to recommend lower-priced stocks to their clients or to hold in their own portfolios; and (iii) subject to meeting other requirements, allow for a possible future uplisting of our common stock. The Reverse Split will be at a minimum ratio of 1:50 and a maximum ratio of up to 1:500 as subsequently determined by our executive officers based upon the market price for our common stock on the date of such determination. In connection with the Reverse Split, there will be a corresponding reduction of our authorized common stock and as such, shareholder approval is not required. The Reverse Split is subject to the approval of FINRA. On the effective date of the Reverse Split (the “Effective Date”), automatically without any action on the part of any holder thereof:

●	all of our issued and outstanding shares of common stock (“Old Common Stock”), shall be converted on the basis of a minimum of 50 shares of Old Common Stock for one new share of common stock (“New Common Stock”) and a maximum of up to 500 shares of Old Common Stock for one share of New Common Stock;

●	each holder of a certificate or certificates which immediately prior to the Effective Date represented outstanding shares of Old Common Stock shall, from and after the Effective Date, be entitled to receive a certificate or certificates representing the shares of New Common Stock into which the shares of Old Common Stock are reclassified pursuant to the Reverse Split;

●	each holder entitled to a fractional share of New Common Stock shall receive one whole share of New Common Stock instead;

●	all shares of Common Stock eliminated as a result of the Reverse Split will be cancelled;

●	the paid-in capital of the Company shall be reduced by an amount equal to the par value of the Old Common Shares so eliminated and the additional paid-in capital of the Company shall be increased by the same amount;

●	the par value of the New Common Stock shall remain at $0.0001 per share; and

●	our authorized common stock shall be reduced in proportion to the ratio of the Reverse Split.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RACKWISE, INC.

Dated: June 4, 2013	By:	/s/ Guy A. Archbold
Guy A. Archbold President

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